Form 10-K405, Exhibit 13
period 2001-03-31
MESABA HOLDINGS INC
filed 2001-06-29
CIK 835768

EXHIBIT 23




Consent of independent public accountants




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements File Nos. 333-49138, 33-89930, 33-62386, 33-42757, 33-42759, 33-19528 and 2-93739.



Arthur Andersen LLP





Minneapolis, Minnesota,
June 29, 2001